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                                                                 EXHIBIT 4.3


                              LIMITED WAIVER

          This LIMITED WAIVER (this "WAIVER") is dated as of May 13, 1998 and entered into by and among GOSS GRAPHIC SYSTEMS, INC., a corporation organized under the laws of Delaware whose registered office is at 700 Oakmont Lane, Westmont, Illinois 60559, United States of America ("COMPANY"), GOSS GRAPHIC SYSTEMS LIMITED, a company organized under the laws of England whose registered office is at Greenbank Street, Preston, Lancanshire PR1 7LA,
United Kingdom ("GOSS UK"), GOSS SYSTEMES GRAPHIQUES NANTES S.A., a SOCIETE ANONYME organized under the laws of France whose registered office is at 20, rue de Koufra, 44300 Nantes, France ("GOSS FRANCE"), GOSS GRAPHIC SYSTEMS JAPAN CORPORATION, a corporation organized under the laws of Japan whose registered office is located at Mitsuya Toranomon Building, 22-14 Toranomon 1-Chome, Minato-Ku, Tokyo 105, Japan ("GOSS JAPAN"; together with Company, Goss UK and Goss France, the "BORROWERS"), THE FINANCIAL INSTITUTIONS ACTING AS LENDERS AND LISTED ON THE SIGNATURE PAGES HEREOF, THE FINANCIAL INSTITUTIONS ACTING AS INDEMNIFYING LENDERS AND LISTED ON THE SIGNATURE PAGES HEREOF, BANKERS TRUST COMPANY, as administrative agent for Lenders ("ADMINISTRATIVE AGENT"), and CREDIT SUISSE FIRST BOSTON, as syndication agent ("SYNDICATION AGENT"), and is made with reference to that certain Amended and Restated Multicurrency Credit Agreement dated as of January 19, 1998 (the "CREDIT AGREEMENT") by and among Borrowers, Lenders, Indemnifying Lenders, Administrative Agent and Syndication Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                               RECITALS

          WHEREAS, Borrowers and Lenders desire to waive compliance by Company of certain financial covenants with respect to the second Fiscal Quarter of 1998.

          NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. LIMITED WAIVER

          Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Company herein contained, Lenders hereby waive compliance with the provisions of subsections 7.6B, 7.6C and 7.6D of the Credit Agreement to the extent, and only to the extent, necessary to permit (i) the Consolidated Leverage Ratio for the four-Fiscal Quarter period ending on the last day of the second Fiscal Quarter of 1998 to be higher than the ratio set forth in the table contained in subsection 7.6B,
(ii) the Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on the last day of

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the second Fiscal Quarter of 1998 to be lower than the figure set forth in the table contained in subsection 7.6C and (iii) the Consolidated Net Worth for the second Fiscal Quarter of 1998 to be lower than the figure set forth in the table contained in subsection 7.6D; PROVIDED that in any event Company shall not permit (1) the Consolidated Leverage Ratio for such four-Fiscal Quarter period to be more than 6.88:1.00, (2) the Consolidated Adjusted
EBITDA for such four-Fiscal Quarter period to be less than $54,000,000 and
(3) the Consolidated Net Worth at any time during the second Fiscal Quarter of 1998 to be less than $83,300,000.

SECTION 2. LIMITATION OF WAIVER

          Without limiting the generality of the provisions of subsection
10.6 of the Credit Agreement, the waiver set forth above shall be limited precisely as written and relates solely to the noncompliance by Company with the provisions of subsections 7.6B, 7.6C and 7.6D of the Credit Agreement in the manner and to the extent described above, and nothing in this Waiver shall be deemed to:

          (a)  constitute a waiver of compliance by Company with respect to
     (i) subsections 7.6B, 7.6C and 7.6D of the Credit Agreement in any other instance or (ii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein (whether in connection with the noncompliance of Company of the financial covenants described above or otherwise); or

          (b) prejudice any right or remedy that Administrative Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Waiver) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to herein.

          Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.


SECTION 3.  REPRESENTATIONS AND WARRANTIES

          In order to induce Lenders to enter into this Waiver, Company hereby represents and warrants that after giving effect to this Waiver:

          (a) as of the date hereof, there exists no Event of Default or Potential Event of Default under the Credit Agreement;

          (b) all representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date; and

          (c) as of the date hereon, Company has performed all agreements to be performed on its part as set forth in the Credit Agreement.


SECTION 4.  COUNTERPARTS; EFFECTIVENESS

          This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Waiver shall become effective as of the date hereof upon the execution of counterparts hereof by Borrowers and by Lenders constituting Requisite Lenders and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.


SECTION 5.  GOVERNING LAW

          THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.


                      [Remainder of page intentionally left blank]

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          IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                            BORROWERS:

                                            GOSS GRAPHIC SYSTEMS, INC.

                                            By: ______________________
                                            Title: ___________________



                                            GOSS GRAPHIC SYSTEMS LIMITED

                                            By: ______________________
                                            Title: ___________________



                                            GOSS SYSTEMES GRAPHIQUES NANTES
                                            S.A.

                                            By: ______________________
                                            Title: ___________________



                                            GOSS GRAPHIC SYSTEMS JAPAN
                                            CORPORATION

                                            By: ______________________
                                            Title: ___________________


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                                            LENDERS:

                                            BANKERS TRUST COMPANY,
                                            as Administrative Agent and as a
                                            Lender

                                            By: ______________________
                                            Title: ___________________


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                                            CREDIT SUISSE FIRST BOSTON,
                                            as Syndication Agent and as a
                                            Lender



                                            By: ______________________
                                            Title: ___________________




                                            By: ______________________
                                            Title: ___________________



                           [Other Signature Pages Omitted]